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                                                       DRAFT OF FEBRUARY 3, 2000




                                SHOPNOW.COM INC.

                        10,000,000 SHARES OF COMMON STOCK

                             UNDERWRITING AGREEMENT

FEBRUARY __, 2000

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                                                               February __, 2000

J.P. Morgan Securities Inc.
CIBC World Markets Corp.
PaineWebber Incorporated
U.S. Bancorp Piper Jaffray
         As representatives (the
         "REPRESENTATIVES") of the
         several Underwriters listed in
         Schedule I hereto
c/o  J.P. Morgan Securities Inc.
     60 Wall Street
     New York, New York  10260

Ladies and Gentlemen:

         Shopnow.com Inc., a Washington corporation (the "COMPANY"), proposes to issue and sell to the several Underwriters listed in Schedule I hereto (the "UNDERWRITERS"), an aggregate of 8,500,000 shares and the shareholders of the company named in Schedule II hereto (the "SELLING SHAREHOLDERS") propose to sell the Underwriters an aggregate of 1,500,000 shares (together with the shares to be sold by the Issuer, the "UNDERWRITTEN SHARES") and, at the election of the Underwriters, the Company agrees to issue and sell to the Underwriters up to 1,500,000 additional shares (the "OPTION SHARES") of common stock, par value $0.001 per share (the "COMMON STOCK"), of the Company. The Underwritten Shares and the Option Shares are herein referred to as the "SHARES".

         The Company has prepared and filed with the Securities and Exchange Commission (the "COMMISSION") in accordance with the provisions of the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder (collectively, the "SECURITIES ACT"), a registration statement, including a prospectus, relating to the Shares. The registration statement as amended at the time when it shall become effective, including information (if any) deemed to be part of the registration statement at the time of effectiveness pursuant to Rule 430A under the Securities Act, is referred to in this

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Agreement as the "REGISTRATION STATEMENT", and the prospectus in the form first used to confirm sales of Shares is referred to in this Agreement as the "PROSPECTUS". If the Company has filed an abbreviated registration statement pursuant to Rule 462(b) under the Securities Act (the "RULE 462 REGISTRATION STATEMENT"), then any reference herein to the term "Registration Statement" shall be deemed to include such Rule 462 Registration Statement.

         The Company and the Selling Shareholders hereby agree with the Underwriters as follows:

           1. Subject to the terms and conditions set forth herein, the Company and each of the Selling Shareholders, severally and not jointly, agree to sell the Underwritten Shares to the several Underwriters as hereinafter provided, and each Underwriter, upon the basis of the representations and warranties herein contained, but subject to the conditions hereinafter stated, agrees to purchase, severally and not jointly, from the Company and each of the Selling Shareholders at a purchase price per share of $____ (the "PURCHASE PRICE") the number of Underwritten Shares set forth opposite such Underwriter's name on Schedule I hereto.

         In addition, the Company agrees to sell the Option Shares to the several Underwriters and the Underwriters shall have the option to purchase at their election up to 1,500,000 Option Shares for the sole purpose of covering over-allotments in the sale of the Underwritten Shares. Each Underwriter, on the basis of the representations and warranties herein contained, but subject to the conditions hereinafter stated, shall have the option to purchase, severally and not jointly, from the Company at the Purchase Price that portion of the number of Option Shares as to which such election shall have been exercised (to be adjusted by you so as to eliminate fractional shares) determined by multiplying such number of Option Shares by a fraction the numerator of which is the number of Underwritten Shares set forth opposite such Underwriter's name on Schedule I hereto and the denominator of which is the total number of Underwritten Shares set forth in Schedule I hereto.

         The Underwriters may exercise the option to purchase the Option Shares at any time (but not more than once) on or before the thirtieth day following the date of this Agreement, by written notice to the Company from J.P. Morgan Securities Inc. on behalf of the several Underwriters. Such notice shall set forth the aggregate number of Option Shares as to which the option is being exercised and the date and time when the Option Shares are to be delivered and paid for which may be the same date and time as the Closing Date (as hereinafter defined) but shall not be earlier than the Closing Date nor later than the tenth full Business Day (as hereinafter defined) after the date of such notice (unless such time and


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date are postponed in accordance with the provisions of Section 10 hereof). Any such notice shall be given at least two Business Days prior to the date and time of delivery specified therein.

         The Company and each of the Selling Shareholders hereby agree that for a period of 90 days after the date of the initial public offering of the Shares not to (A) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock or (B) enter into any swap or other agreement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Stock, whether any such transaction described in clause
(A) or (B) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise, without the prior written consent of J.P. Morgan Securities Inc., other than (i) the Shares to be sold by the Company and the Selling Shareholders hereunder, (ii) transactions relating to shares of Common Stock or other securities acquired in open market transactions after the completion of the public offering of the Shares, (iii) any shares of Common Stock issued upon the exercise of options granted under existing employee stock option plans and (iv) any shares of Common Stock or other securities issued to Ubarter.com, Inc. pursuant to the Agreement and Plan of Merger dated as of January 20, 2000 between the Company, Ubarter.com, Inc. and Shamu
Acquisition, Inc.

           2. The Company and each of the Selling Shareholders understand that the Underwriters intend (i) to make a public offering of the Shares as soon after (A) the Registration Statement has become effective and (B) the parties hereto have executed and delivered this Agreement, as in the judgment of the Representatives is advisable and (ii) initially to offer the Shares upon the terms set forth in the Prospectus.

           3. Payment for the Shares shall be made by wire transfer in immediately available funds to the accounts specified to the Representatives by the Company and the Selling Shareholders, in the case of the Underwritten Shares, on February __, 2000, or at such other time on the same or such other date, not later than the fifth Business Day thereafter, as the Representatives and the Company may agree upon in writing or, in the case of the Option Shares, on the date and time specified by the Representatives in the written notice of the Underwriters' election to purchase such Option Shares. The time and date of such payment for the Underwritten Shares is referred to herein as the "CLOSING DATE" and the time and date for such payment for the Option Shares, if other than the Closing Date, is herein referred to as the "ADDITIONAL CLOSING DATE". As used herein, the term "BUSINESS DAY" means any day other than a day on which banks are permitted or required to be closed in New York City.


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         Payment for the Shares to be purchased on the Closing Date or the
Additional Closing Date, as the case may be, shall be made against delivery to the Representatives for the respective accounts of the several Underwriters of the Shares to be purchased on such date registered in such names and in such denominations as the Representatives shall request in writing not later than two full Business Days prior to the Closing Date or the Additional Closing Date, as the case may be, with any transfer taxes payable in connection with the transfer to the Underwriters of the Shares duly paid by the Company and the Selling Shareholders, respectively. The certificates for the Shares will be made available for inspection and packaging by the Representatives at the office of J.P. Morgan Securities Inc. set forth above not later than 1:00 P.M., New York City time, on the Business Day prior to the Closing Date or the Additional Closing Date, as the case may be.

           4.  (a) The Company represents and warrants to each Underwriter that:

                       (i) no order preventing or suspending the use of any
                  preliminary prospectus has been issued by the Commission, and each preliminary prospectus filed as part of the Registration Statement on Form S-1 (No. 333-95085) as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the Securities Act, complied when so filed in all material respects with the Securities Act, and did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; PROVIDED that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished to the Company in writing by or on behalf of such Underwriter through the Representatives expressly for use therein;

                      (ii) no stop order suspending the effectiveness of the
                  Registration Statement has been issued and no proceeding for that purpose has been instituted or, to the knowledge of the Company, threatened by the Commission; and the Registration Statement and Prospectus (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto) comply, or will comply, as the case may be, in all material respects with the Securities Act and do not and will not, as of the applicable effective date as to the Registration Statement and any amendment thereto and as of the date of the Prospectus and any amendment or supplement thereto, contain any untrue statement of a material fact


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                  or omit to state any material fact required to be stated
                  therein or necessary to make the statements therein not misleading, and the Prospectus, as amended or supplemented, if applicable, at the Closing Date or Additional Closing Date, as the case may be, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; PROVIDED that the foregoing representations and warranties shall not apply to statements or omissions in the Registration Statement or the Prospectus made in reliance upon and in conformity with information furnished to the Company in writing by or on behalf of such Underwriter through the Representatives expressly for use therein;

                     (iii) the financial statements, and the related notes
                  thereto, included in the Registration Statement and the Prospectus present fairly the consolidated financial position of the Company and its consolidated subsidiaries as of the dates indicated and the results of their operations and changes in their consolidated cash flows for the periods specified; said financial statements have been prepared in conformity with generally accepted accounting principles applied on a consistent basis, except as indicated in the Prospectus with respect to pro forma adjustments, and the supporting schedules, if any, included in the Registration Statement present fairly the information required to be stated therein; and the pro forma financial information, and the related notes thereto, included in the Registration Statement and the Prospectus has been prepared in accordance with the applicable requirements of the Securities Act and is based upon good faith estimates and assumptions believed by the Company to be reasonable;

                      (iv) there has not been any change in the capital stock or long-term debt of the Company or any of its subsidiaries, or any material adverse change in or affecting the business, prospects, condition (financial or other), shareholders' equity or results of operations of the Company and its subsidiaries, taken as a whole (a "MATERIAL ADVERSE CHANGE"), from that set forth or contemplated in the Prospectus (as it stood at the time of execution and delivery of this Agreement); and except as set forth or contemplated in the Prospectus (as it stood at the time of execution and delivery of this Agreement) neither the Company nor any of its subsidiaries has entered into any transaction or agreement (whether or not in the ordinary course of business) material to the Company and its subsidiaries taken as a whole;


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                       (v) the Company has been duly incorporated and is validly
                  existing as a corporation in good standing under the laws of its jurisdiction of incorporation, with the corporate power and authority to own its properties and conduct its business as described in the Prospectus, and has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties, or conducts any business, so as to require such qualification, other than where the failure to be so qualified or in good standing would not have a material adverse effect on the Company and its subsidiaries, taken as a whole;

                      (vi) each of the Company's subsidiaries has been duly
                  incorporated and is validly existing as a corporation under the laws of its jurisdiction of incorporation, with the corporate power and authority to own its properties and conduct its business as described in the Prospectus, and has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each jurisdiction in which it owns or leases properties, or conducts any business, so as to require such qualification, other than where the failure to be so qualified or in good standing would not have a material adverse effect on the Company and its subsidiaries taken as a whole; and all the outstanding shares of capital stock of each subsidiary of the Company have been duly authorized and validly issued, are fully-paid and non-assessable, and (except as otherwise set forth in the Prospectus) are owned by the Company, directly or indirectly, free and clear of all liens, encumbrances, security interests and claims;

                     (vii) this Agreement has been duly authorized, executed and delivered by the Company;

                    (viii) the Company has an authorized capitalization as set forth in the Prospectus and such authorized capital stock conforms as to legal matters to the description thereof set forth in the Prospectus, and all of the outstanding shares of capital stock of the Company have been duly authorized and validly issued, are fully-paid and non-assessable and are not subject to any pre-emptive or similar rights; and, except as described in or expressly contemplated by the Prospectus, there are no outstanding rights (including, without limitation, pre-emptive rights), warrants or options to acquire, or instruments convertible into or exchangeable for, any shares of capital stock or other equity interest in the


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                  Company or any of its subsidiaries, or any contract,
                  commitment, agreement, understanding or arrangement of any kind relating to the issuance of any capital stock of the Company or any such subsidiary, any such convertible or exchangeable securities or any such rights, warrants or options;

                      (ix) the Shares to be issued and sold by the Company
                  hereunder have been duly authorized, and, when issued and delivered to and paid for by the Underwriters in accordance with the terms of this Agreement, will be duly issued and will be fully paid and non-assessable and will conform to the descriptions thereof in the Prospectus; and the issuance of the Shares is not subject to any preemptive or similar rights;

                       (x) neither the Company nor any of its subsidiaries is,
                  or with the giving of notice or lapse of time or both would be, in violation of or in default under, its Articles of Incorporation or Bylaws or any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which it or any of them or any of their respective properties is bound, except for violations and defaults which individually and in the aggregate are not material to the Company and its subsidiaries taken as a whole; the issue and sale of the Shares to be sold by the Company hereunder and the performance by the Company of its obligations under this Agreement and the consummation of the transactions contemplated herein will not conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, nor will any such action result in any violation of the provisions of the Articles of Incorporation or the Bylaws of the Company or any applicable law or statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company, its subsidiaries or any of their respective properties; and no consent, approval, authorization, order, license, registration or qualification of or with any such court or governmental agency or body is required for the issue and sale of the Shares to be sold by the Company hereunder or the consummation by the Company of the transactions contemplated by this Agreement, except such consents, approvals, authorizations, orders, licenses, registrations or qualifications as


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                  have been obtained under the Securities Act, and as may be required under state securities or Blue Sky Laws or under the rules and regulations of the National Association of Securities Dealers, Inc. in connection with the purchase and distribution of the Shares by the Underwriters;

                      (xi) other than as set forth or contemplated in the
                  Prospectus, there are no legal or governmental investigations, actions, suits or proceedings pending or, to the knowledge of the Company, threatened against or affecting the Company or any of its subsidiaries or any of their respective properties or to which the Company or any of its subsidiaries is or may be a party or to which any property of the Company or any of its subsidiaries is or may be the subject which, if determined adversely to the Company or any of its subsidiaries, could individually or in the aggregate reasonably be expected to result in a Material Adverse Change, and, to the best of the Company's knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others; and there are no statutes, regulations, contracts or other documents that are required to be described in the Registration Statement or Prospectus or to be filed as exhibits to the Registration Statement that are not described or filed as required;

                     (xii) the Company and its subsidiaries have good and
                  marketable title in fee simple to all items of real property and good and marketable title to all personal property owned by them, in each case free and clear of all liens, encumbrances and defects except such as are described or referred to in the Prospectus or such as do not materially affect the value of such property and do not interfere with the use made or proposed to be made of such property by the Company and its subsidiaries; and any real property and buildings held under lease by the Company and its subsidiaries are held by them under valid, existing and enforceable leases with such exceptions set forth in the Prospectus or as are not material and do not interfere with the use made or proposed to be made of such property and buildings by the Company or its subsidiaries;

                    (xiii) no relationship, direct or indirect, exists between or among the Company or any or its subsidiaries on the one hand, and the directors, officers, shareholders, customers or suppliers of the Company or any of its subsidiaries on the other hand, which is



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                  required by the Securities Act to be described in the
                  Registration Statement and the Prospectus which is not so described;

                     (xiv) no person has the right to require the Company to
                  register any securities for offering and sale under the Securities Act by reason of the filing of the Registration Statement with the Commission or the issue and sale of the Shares to be sold by the Company hereunder, except such rights which have been validly waived or satisfied;

                      (xv) the Company is not and, after giving effect to the
                  offering and sale of the Shares, will not be an "investment company", as such term is defined in the Investment Company Act of 1940, as amended (the "INVESTMENT COMPANY ACT");

                     (xvi) the Company has complied with all provisions of
                  Section 517.075, Florida Statutes (Chapter 92-198, Laws of Florida) relating to doing business with the Government of Cuba or with any person or affiliate located in Cuba;

                    (xvii) Arthur Andersen LLP, KPMG LLP, Moss Adams LLP and
                  Ernst & Young LLP, who have certified certain financial statements of the Company and its subsidiaries, are independent public accountants as required by the Securities Act;

                   (xviii) the Company and its subsidiaries have filed all
                  federal, state, local and foreign tax returns which have been required to be filed and have paid all taxes shown thereon and all assessments received by them or any of them to the extent that such taxes have become due and are not being contested in good faith;

                     (xix) the Company has not taken nor will it take, directly or indirectly, any action designed to, or that might be reasonably expected to, cause or result in stabilization or manipulation of the price of the Common Stock of the Company;

                      (xx) each of the Company and its subsidiaries owns,
                  possesses or has obtained all licenses, permits, certificates, consents, orders, approvals and other authorizations from, and has made all declarations and filings with, all federal, state, local and other governmental authorities (including foreign regulatory agencies), all self-regulatory organizations and all courts and other tribunals, domestic or foreign, necessary to own or lease, as the


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                  case may be, and to operate its properties and to carry on its business as conducted as of the date hereof, except such as would not result in a Material Adverse Change, and neither the Company nor any such subsidiary has received any actual notice of any proceeding relating to revocation or modification of any such license, permit, certificate, consent, order, approval or other authorization which, if determined adversely to the Company or any of its subsidiaries could result in a Material Adverse Change; and each of the Company and its subsidiaries is in compliance with all laws and regulations relating to the conduct of its business as conducted as of the date hereof, except where the failure to so comply would not, singly or in the aggregate, result in a Material Adverse Change;

                     (xxi) there are no existing or, to the best knowledge of
                  the Company, threatened labor disputes with the employees of the Company or any of its subsidiaries which are likely to have a material adverse effect on the Company and its subsidiaries taken as a whole;

                    (xxii) the Company and its subsidiaries (A) are in
                  compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants ("ENVIRONMENTAL LAWS"), (B) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and
                  (C) are in compliance with all terms and conditions of any such permit, license or approval, except where such noncompliance with Environmental Laws, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals would not, singly or in the aggregate, have a material adverse effect on the Company and its subsidiaries taken as a whole, and except as disclosed in the Registration Statement and the Prospectus; and

                   (xxiii) the Company and each if its subsidiaries owns or
                  possesses adequate licenses or other rights to use all patents, patent applications, copyrights, licenses, inventions, trademarks, trade dress, service marks, trade names, technology, trade secrets, know-how, Internet domain names (including, without limitation, the trademarks, "ShopNow", "ShopNow.com" and "b2bNow.com", and the domain names ShopNow.com and b2bNow.com and


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                  similar rights (the "INTELLECTUAL PROPERTY") necessary to
                  conduct its business in the manner described in the Prospectus and the Company has not received any notice of infringement or conflict with (and the Company is not aware of any infringement or conflict with) asserted rights of others with respect to any patents, patent applications, copyrights, licenses, inventions, trademarks, trade dress, service marks, trade names, technology, Internet domain names or know-how which could result in any material adverse effect upon the Company and its subsidiaries taken as a whole; and the discoveries, inventions, products or processes of the Company necessary to conduct its business in the manner described in the Prospects do not, to the best knowledge of the Company, infringe or conflict with any right or patent of any third party, or any discovery, invention, product or process which is the subject of a patent application filed by any third party, known to the Company which could have a material adverse effect on the Company and its subsidiaries taken as a whole;

                    (xxiv) the Company maintains a system of internal accounting controls sufficient to provide reasonable assurance that (A) transactions are executed in accordance with management's general or specific authorizations; (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (C) access to assets is permitted only in accordance with management's general or specific authorization; and (D) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences;

                     (xxv) The Company and its subsidiaries maintain insurance
                  with insurers of recognized financial responsibility of the types and in the amounts generally deemed adequate for their respective businesses and consistent with insurance coverage maintained by similar companies in similar businesses, including, but not limited to, insurance covering real and personal property owned or leased by the Company or its subsidiaries against theft, damage, destruction, acts of vandalism and all other risks customarily insured against, all of which insurance is in full force and effect; neither the Company nor any such subsidiary has been refused any insurance coverage sought or applied for; and neither the Company nor any such subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar


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                  insurers as may be necessary to continue its business as a cost that will not have a material adverse effect on the Company and its subsidiaries taken as a whole.

                    (xxvi) Neither the Company nor any of its subsidiaries (nor any person representing the Company or any if its subsidiaries) has at any time during the last five (5) years
                  (A) made any payment in violation of the Foreign Corrupt Practices Act, or (B) made any payment to any federal or state governmental officer or official, or other person charged with similar public or quasi-public duties, other than payments required or permitted by the laws of the United States or any jurisdiction thereof.

                  The terms "knowledge" and "to the best knowledge of the Company" and similar references in this Section 4 shall mean actual knowledge of the executive officers of the Company.

         5. (a) Each of the Selling Shareholders represents and warrants to and agrees with each of the Underwriters that:

                       (i) This Agreement has been duly authorized, executed and
                  delivered by or on behalf of such Selling Shareholder.

                      (ii) The execution and delivery by such Selling
                  Shareholder of, and the performance by such Selling Shareholder of its obligations under, this Agreement, the Custody Agreement signed by such Selling Shareholder and Continental Stock Transfer & Trust Company, as Custodian, relating to the deposit of the Shares to be sold by such Selling Shareholder (the "CUSTODY AGREEMENT") and the Power of Attorney appointing certain individuals as such Selling Shareholder's attorneys-in-fact to the extent set forth therein, relating to the transactions contemplated hereby and by the Registration Statement (the "POWER OF ATTORNEY") will not contravene any provision of applicable law, or the certificate of incorporation or by-laws of such Selling Shareholder (if such Selling Shareholder is a corporation), or any agreement or other instrument binding upon such Selling Shareholder or any judgment, order or decree of any governmental body, agency or court having jurisdiction over such Selling Shareholder, and no consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for the performance by such Selling Shareholder of its obligations under this Agreement or the Custody Agreement or Power of


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                  Attorney of such Selling Shareholder, except such as may be required by the securities or Blue Sky laws of the various states in connection with the offer and sale of the Shares.

                     (iii) Such Selling Shareholder has, and on the Closing Date
                  will have, valid title to the Shares to be sold by such Selling Shareholder and the legal right and power, and all authorization and approval required by law, to enter into this Agreement, the Custody Agreement and the Power of Attorney and to sell, transfer and deliver the Shares to be sold by such Selling Shareholder.

                      (iv) The Shares to be sold by such Selling Shareholder
                  pursuant to this Agreement have been duly authorized and are validly issued, fully paid and non-assessable.

                       (v) The Custody Agreement and the Power of Attorney have
                  been duly authorized, executed and delivered by such Selling Shareholder and are valid and binding agreements of such Selling Shareholder.

                      (vi) Assuming that the Underwriters purchase the Shares to be sold by each Selling Shareholder for value, in good faith and without notice of any adverse claim within the meaning of
                  Article 8 of the Uniform Commercial Code, delivery of the Shares to be sold by such Selling Shareholder pursuant to this Agreement will pass title to such Shares free and clear of any security interests, claims, liens, equities and other encumbrances.

                     (vii) All information furnished by or on behalf of such
                  Selling Shareholder for use in the Registration Statement and Prospectus is, and on the Closing Date will be, true, correct, and complete, and does not, and on the Closing Date will not, contain any untrue statement of a material fact or omit to state any material fact necessary to make such information not misleading.

                    (viii) the Selling Shareholders have not taken nor will they take, directly or indirectly, any action designed to, or that might be reasonably expected to, cause or result in stabilization or manipulation of the price of the Common Stock of the Company.

          6. (a) The Company covenants and agrees with each of the several Underwriters as follows:

                       (i) to use its best efforts to cause the Registration
                  Statement to become effective at the earliest possible time and, if required, to file the final Prospectus with the Commission within the time periods specified by Rule 424(b) and Rule 430A under the Securities Act, and to furnish copies of the Prospectus to the Underwriters in New York City prior to 10:00 a.m., New York City time, on the Business Day next succeeding the date of this Agreement in such quantities as the Representatives may reasonably request;

                      (ii) to deliver, at the expense of the Company, to the
                  Representatives two signed copies of the Registration Statement (as originally filed) and each amendment thereto, in each case including exhibits, and to each other Underwriter a conformed copy of the Registration Statement (as originally filed) and each amendment thereto, in each case without exhibits and, during the period mentioned in Section 6(a)(v) below, to each of the Underwriters as many copies of the Prospectus (including all amendments and supplements thereto) as the Representatives may reasonably request;

                     (iii) before filing any amendment or supplement to the
                  Registration Statement or the Prospectus, whether before or after the time the Registration Statement becomes effective, to furnish to the Representatives a copy of the proposed amendment or supplement for review and not to file any such proposed amendment or supplement to which the Representatives reasonably object;

                      (iv) to advise the Representatives promptly, and to
                  confirm such advice in writing (A) when the Registration Statement has become effective, (B) when any amendment to the Registration Statement has been filed or becomes effective,
                  (C) when any supplement to the Prospectus or any amended Prospectus has been filed and to furnish the Representatives with copies thereof, (D) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or for any additional information, (E) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any order preventing or suspending the use of any preliminary prospectus or the Prospectus or the initiation or threatening of any proceeding for that purpose, (F) of the occurrence of any event, within the period referenced in
                  Section 6(a)(v) below, as a result of which the

                  Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances when the Prospectus is delivered to a purchaser, not misleading, and (G) of the receipt by the Company of any notifica tion with respect to any suspension of the qualification of the Shares for offer and sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and to use its best efforts to prevent the issuance of any such stop order, or of any order preventing or suspending the use of any preliminary prospectus or the Prospectus, or of any order suspending any such qualification of the Shares, or notification of any such order thereof and, if issued, to obtain as soon as possible the withdrawal thereof;

                       (v) if, during such period of time after the first date
                  of the public offering of the Shares as in the opinion of counsel for the Underwriters a prospectus relating to the Shares is required by law to be delivered in connection with sales by the Underwriters or any dealer, any event shall occur as a result of which it is necessary to amend or supplement the Prospectus in order to make the statements therein, in light of the circumstances when the Prospec tus is delivered to a purchaser, not misleading, or if it is necessary to amend or supplement the Prospectus to comply with law, forthwith to prepare and furnish, at the expense of the Company, to the Underwriters and to the dealers (whose names and addresses the Representatives will furnish to the Company) to which Shares may have been sold by the Representatives on behalf of the Underwriters and to any other dealers upon request, such amendments or supplements to the Prospectus as may be necessary so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances when the Prospectus is delivered to a purchaser, be misleading or so that the Prospectus will comply with law;

                      (vi) to endeavor to qualify the Shares for offer and sale
                  under the securities or Blue Sky laws of such jurisdictions as the Representatives shall reasonably request and to continue such qualification in effect so long as reasonably required for distribution of the Shares; PROVIDED that the Company shall not be required to (x) file a general consent to service of process, (y) subject itself to taxation or (z) qualify as a foreign corporation in any jurisdiction in which it is not otherwise required to do so;

                     (vii) to make generally available to its security holders
                  and to the Representatives as soon as practicable an earnings statement covering a period of at least twelve months beginning with the first fiscal quarter of the Company occurring after the effective date of the Registration Statement, which shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 of the Commission promulgated thereunder;

                    (viii) for a period of three years, to furnish to the
                  Representatives copies of all reports or other communications (financial or other) furnished to holders of the Shares, and copies of any reports and financial statements furnished to or filed with the Commission or any national securities exchange;

                     (ix) to use the net proceeds received by the Company from
                  the sale of the Shares pursuant to this Agreement in the manner specified in the Prospectus under the caption "Use of Proceeds";

                       (x) whether or not the transactions contemplated in this
                  Agreement are consummated or this Agreement is terminated, to pay or cause to be paid (directly or by reimbursement) all costs and expenses incident to the performance of its obligations and the obligations of the Selling Shareholders hereunder, including without limiting the generality of the foregoing, all costs and expenses (A) incident to the preparation, registration, transfer, execution and delivery of the Shares, including any transfer or other taxes payable thereon, (B) incident to the preparation, printing and filing under the Securities Act of the Registration Statement, the Prospectus and any preliminary prospectus (including in each case all exhibits, amendments and supplements thereto), (C) incurred in connection with the registration or qualification of the Shares under the laws of such jurisdictions as the Representatives may designate (including fees of counsel for the Underwriters and their disbursements), (D) in connection with the listing of the Shares on the Nasdaq National Market,
                  (E) related to the filing with, and clearance of the offering by, the NASD (including fees of counsel for the Underwriters and their disbursements), (F) in connection with the printing (including word processing and duplication costs) and delivery of this Agreement, the Preliminary and Supplemental Blue Sky Memoranda and the furnishing to the Underwriters and dealers of copies of the Registration Statement and the Prospectus, including mailing and shipping, as herein provided, (G) any expenses incurred by the Company in connection with a "road show" presentation to potential investors, (H) the cost of preparing stock certificates, (I) the cost and charges of any transfer agent and any registrar and (J) relating to accountants' fees of the Company; PROVIDED that the Selling Shareholders will pay the fees and expenses of any separate counsel (other than Perkins Coie LLP) retained by them in connection with the transactions contemplated hereby. Except as set forth in this
                  Section 6(x) and except as set forth in Section 11 of this Agreement, the Company and the Selling Shareholders shall not be required to pay any of the Underwriters' expenses in connection with the purchase of the Shares hereunder.

           7. The several obligations of the Underwriters hereunder to purchase the Shares on the Closing Date or the Additional Closing Date, as the case may be, are subject to the performance by the Company of its obligations hereunder and to the following additional conditions:

                  (a) the Registration Statement shall have become effective (or if a post-effective amendment is required to be filed under the Securities Act, such post-effective amendment shall have become effective) not later than 5:00 P.M., New York City time, on the date hereof; and no stop order suspending the effectiveness of the Registration Statement or any post-effective amendment shall be in effect, and no proceedings for such purpose shall be pending before or threatened by the Commission; the Prospectus shall have been filed with the Commission pursuant to Rule 424(b) within the applicable time period prescribed for such filing by the rules and regulations under the Securities Act and in accordance with Section 6(a)(i) hereof; and all requests for additional information shall have been complied with to the satisfaction of the Representatives;

                  (b) the representations and warranties of the Company and of each of the Selling Shareholders contained herein are true and correct on and as of the Closing Date or the Additional Closing Date, as the case may be, as if made on and as of the Closing Date or the Additional Closing Date, as the case may be, and the Company shall have complied in all material respects with all agreements and all conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date or the Additional Closing Date, as the case may be;

                  (c) subsequent to the execution and delivery of this Agreement and prior to the Closing Date or the Additional Closing Date, as the case may be, there shall not have occurred any downgrading, nor shall any notice have been given of (i) any downgrading, (ii) any intended or potential downgrading or (iii) any review or possible change that does not indicate an improvement, in the rating accorded any securities of or guaranteed by the Company by any "nationally recognized statistical rating organization", as such term is defined for purposes of Rule 436(g)(2) under the Securities Act;

                  (d) there shall not have been any change in the capital stock or long-term debt of the Company or any of its subsidiaries or any Material Adverse Change from that set forth or contemplated in the Prospectus (as it stood at the time of execution and delivery of this Agreement), the effect of which in the judgment of the Representatives makes it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares on the Closing Date or the Additional Closing Date, as the case may be, on the terms and in the manner contemplated in the Prospectus (as it stood at the time of execution and delivery of this Agreement);

                  (e) the Representatives shall have received on and as of the Closing Date or the Additional Closing Date, as the case may be, a certificate of an executive officer of the Company, with specific knowledge about the Company's financial matters, satisfactory to the Representatives to the effect set forth in Sections 7(a), 7(b), 7(c) and 7(d) and to the further effect that there has not occurred any Material Adverse Change from that set forth or contemplated in the Prospectus (as it stood at the time of execution and delivery of this Agreement);

                  (f) Perkins Coie LLP, outside counsel for the Company and counsel for the Selling Shareholders for the purpose of giving the Opinion referred to in this Section, shall have furnished to the Representatives their written opinion, dated the Closing Date or the Additional Closing Date, as the case may be, substantially in the form of Exhibit B hereto. In rendering the opinions described above, Perkins Coie LLP may rely, as to matters of fact with respect to those Selling Shareholders who are natural persons, upon the representations of such Selling Shareholder contained in this Agreement and the Power of Attorney and Custody Agreement.

                  (g) Alan D. Koslow, General Counsel for the Company, shall have furnished to the Representatives his written opinion, dated the Closing Date or the Additional Closing Date, as the case may be, substantially in the form of Exhibit C hereto.

                  (h) on the effective date of the Registration Statement and the effective date of the most recently filed post-effective amendment to the Registration Statement and also on the Closing Date or Additional Closing Date, as the case may be, Arthur Andersen LLP, KPMG LLP, Moss Adams, LLP and Ernst & Young LLP each shall have furnished to you letters, dated the respective dates of delivery thereof, in form and substance satisfactory to you, containing statements and information of the type customarily included in accountants' "comfort letters" to

         Underwriters with respect to the financial statements and certain financial information contained in the Registration Statement and the Prospectus;

                  (i) the Representatives shall have received on and as of the Closing Date or Additional Closing Date, as the case may be, an opinion of Davis Polk & Wardwell, counsel to the Underwriters, with respect to the due authorization and valid issuance of the Shares to be issued and sold by the Company, the Registration Statement, the Prospectus and other related matters as the Representatives may reasonably request, and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters;

                  (j) on or prior to the Closing Date or Additional Closing Date, as the case may be, the Company shall have furnished to the Representatives such further certificates and documents as the Representatives shall reasonably request; and

                  (k) The "lock-up" agreements, each substantially in the form of Exhibit A hereto, between you and Selling Shareholders relating to sales and certain other dispositions of shares of Common Stock or certain other securities, delivered to you on or before the date hereof, shall be in full force and effect on the Closing Date or Additional Closing Date, as the case may be.

           8. The Company agrees to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT"), from and against any and all losses, claims, damages and liabilities (including, without limitation, the legal fees and other expenses incurred in connection with any suit, action or proceeding or any claim asserted) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or the Prospectus (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto) or any preliminary prospectus, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages or liabilities are caused by any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with information furnished to the Company in writing by such Underwriter through the Representatives expressly for use therein; PROVIDED that the foregoing indemnity agreement with respect to any preliminary prospectus shall not inure to the benefit of any Underwriter from whom the person asserting any such losses, claims, damages or liabilities purchased Shares, or any person controlling such Underwriter, if a copy of the Prospectus (as then amended or supplemented if the Company shall have furnished any amendments or supplements thereto) was not sent or given by or on behalf of such Underwriter to such person, if required by law so to have been delivered, at or prior to the written confirmation of the sale of the Shares to such person, and if the Prospectus (as so amended or supplemented) would have cured the defect giving rise to such losses, claims, damages or liabilities, unless such failure is the result of noncompliance by the Company with Section 6(a)(ii) hereof.

         Each Selling Shareholder agrees, severally and not jointly, to indemnify and hold harmless the Company, its directors, its officers who sign the Registration Statement and each person who controls the Company within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act and each Underwriter and each person, if any, who controls any Underwriter within the meaning of either such section, from and against any and all losses, claims, damages and liabilities (including, without limitation, the legal and other expenses incurred in connection with any suit, action or proceeding or any claim asserted) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or the Prospectus (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto) or any preliminary prospectus, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, but only with reference to information relating to such Selling Shareholder furnished in writing by or on behalf of such Selling Shareholder expressly for use in the Registration Statement, any preliminary prospectus, the Prospectus or any amendments or supplements thereto; PROVIDED that with respect to any amount due an indemnified person under this paragraph, each Selling Shareholder shall be liable only to the extent of the net proceeds received by such Selling Shareholder from the sale of such Selling Shareholder's Shares.

         Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Selling Shareholders and the Company, its directors, its officers who sign the Registration Statement and each person who controls the Company within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act from and against any and all losses, claims, damages and liabilities (including, without limitation, the legal and other expenses incurred in connection with any suit, action or proceeding or claim asserted) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or the Prospectus (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto) or any preliminary prospectus, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, but only with reference to information furnished to the Company in writing by such Underwriter through the

Representatives expressly for use in the Registration Statement, the Prospectus, any amendment or supplement thereto, or any preliminary prospectus. For purposes of Sections 4(a)(i) and 4(a)(ii) hereof and this Section 8, the Company, each of the Selling Shareholders and the Underwriters agree that the sole information furnished to the Company by the Underwriters is the information relating to the Underwriters on the cover page of the Prospectus and the statements in the Prospectus under "Underwriting."

         If any suit, action, proceeding (including any governmental or regulatory investigation), claim or demand shall be brought or asserted against any person in respect of which indemnity may be sought pursuant to the preceding paragraphs of this Section 8, such person (the "INDEMNIFIED PERSON") shall promptly notify the person or persons against whom such indemnity may be sought (each an "INDEMNIFYING PERSON") in writing, and such Indemnifying Persons, upon request of the Indemnified Person, shall retain counsel reasonably satisfactory to the Indemnified Person to represent the Indemnified Person and any others the Indemnifying Persons may designate in such proceeding and shall pay the fees and expenses of such counsel related to such proceeding. In any such proceeding, any Indemnified Person shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person and not the Indemnifying Persons unless (i) the Indemnifying Persons and the Indemnified Person shall have mutually agreed to the contrary, (ii) the Indemnifying Persons has failed within a reasonable time to retain counsel reasonably satisfactory to the Indemnified Person or (iii) the named parties in any such proceeding (including any impleaded parties) include both an Indemnifying Person and the Indemnified Person and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that no Indemnifying Person shall, in connection with any proceeding or related proceeding in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all Indemnified Persons, and that all such fees and expenses shall be reimbursed as they are incurred. Any such separate firm for the Underwriters and such control persons of Underwriters shall be designated in writing by J.P. Morgan Securities Inc. and any such separate firm for the Company, its directors, its officers who sign the Registration Statement and such control persons of the Company shall be designated in writing by the Company. Any such separate firm for the Selling Shareholders and such control persons of the Selling Shareholders shall be designated in writing by the Selling Shareholders. No Indemnifying Person shall be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, each Indemnifying Person agrees to indemnify any Indemnified Person from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an Indemnified Person shall have requested an Indemnifying Person to reimburse the Indemnified

Person for fees and expenses of counsel as contemplated by the second and third sentences of this paragraph, such Indemnifying Person agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such Indemnifying Person of the aforesaid request and (ii) such Indemnifying Person shall not have reimbursed the Indemnified Person in accordance with such request prior to the date of such settlement. No Indemnifying Person shall, without the prior written consent of the Indemnified Person, effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Person is or could have been a party and indemnity could have been sought hereunder by such Indemnified Person, unless such settlement includes an unconditional release of such Indemnified Person from all liability on claims that are the subject matter of such proceeding.

         If the indemnification provided for in this Section 8 is unavailable to an Indemnified Person or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each Indemnifying Person, in lieu of indemnifying such Indemnified Person, shall contribute to the amount paid or payable by such Indemnified Person as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Selling Shareholders on the one hand and the Underwriters on the other hand from the offering of the Shares or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and the Selling Shareholders on the one hand and the Underwriters on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company and the Selling Shareholders on the one hand and the Underwriters on the other hand shall be deemed to be in the same respective proportions as the net proceeds from the offering (before deducting expenses) received by the Company and the Selling Shareholders and the total underwriting discounts and the commissions received by the Underwriters, in each case as set forth in the table on the cover of the Prospectus, bear to the aggregate public offering price of the Shares. The relative fault of the Company and the Selling Shareholders on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Selling Shareholders or by the Underwriters, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

         The Company, each of the Selling Shareholders and the Underwriters agree that it would not be just and equitable if contribution pursuant to this
Section 8 were determined by PRO RATA allocation (even if the Underwriters were treated as one entity for such purposes) or by any other method of allocation that does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an Indemnified Person as a result of the losses, claims, damages and liabilities referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses incurred by such Indemnified Person in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 8, in no event shall an Underwriter be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations to contribute pursuant to this Section 8 are several in proportion to the respective number of Shares set forth opposite their names in Schedule I hereto, and not joint.

         The remedies provided for in this Section 8 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

         The indemnity and contribution agreements contained in this Section 8, and the representations and warranties of the Company and the Selling Shareholders set forth in this Agreement or made by or on behalf of them, respectively, shall remain operative and in full force and effect regardless of
(i) any termination of this Agreement, (ii) any investigation made by or on behalf of any Underwriter or any person controlling any Underwriter, or by or on behalf of the Company, its officers or directors or any other person controlling the Company, or by or on behalf of any of the Selling Shareholders or any person controlling any Selling Shareholder and (iii) acceptance of and payment for any of the Shares.

           9. Notwithstanding anything herein contained, this Agreement (or the obligations of the several Underwriters with respect to the Option Shares) may be terminated in the absolute discretion of the Representatives, by notice given to the Company, if after the execution and delivery of this Agreement and prior to the Closing Date (or, in the case of the Option Shares, prior to the Additional Closing Date) (i) trading generally shall have been suspended or materially limited on or by, as the case may be, any of the New York Stock Exchange, the American Stock Exchange or the Nasdaq System, (ii) trading of any securities of or guaranteed by the Company shall have been suspended on any of the New York Stock Exchange, the American Stock Exchange or the Nasdaq System, (iii) a general moratorium on commercial banking activities in New York shall have been declared by either Federal or New York State authorities, or (iv) there shall have occurred any outbreak or escalation of hostilities or any change in financial markets or any calamity or crisis that, in the judgment of the Representatives, is material and adverse and which, in the judgment of the Representatives, makes it impracticable to market the Shares being delivered at the Closing Date or the Additional Closing Date, as the case may be, on the terms and in the manner contemplated in the Prospectus.

          10. This Agreement shall become effective upon the later of (x) execution and delivery hereof by the parties hereto and (y) release of notification of the effectiveness of the Registration Statement (or, if applicable, any post-effective amendment) by the Commission.

         If on the Closing Date or the Additional Closing Date, as the case may be, any one or more of the Underwriters shall fail or refuse to purchase Shares which it or they have agreed to purchase hereunder on such date, and the aggregate number of Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase is not more than one-tenth of the aggregate number of Shares to be purchased on such date, the other Underwriters shall be obligated severally in the proportions that the number of Shares set forth opposite their respective names in Schedule I bears to the aggregate number of Shares set forth opposite the names of all such non-defaulting Underwriters, or in such other proportions as the Representatives may specify, to purchase the Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on such date; PROVIDED that in no event shall the number of Shares that any Underwriter has agreed to purchase pursuant to
Section 1 be increased pursuant to this Section 10 by an amount in excess of one-tenth of such number of Shares without the written consent of such Underwriter. If on the Closing Date or the Additional Closing Date, as the case may be, any Underwriter or Underwriters shall fail or refuse to purchase Shares which it or they have agreed to purchase hereunder on such date, and the aggregate number of Shares with respect to which such default occurs is more than one-tenth of the aggregate number of Shares to be purchased on such date, and arrangements satisfactory to the Representatives and the Company for the purchase of such Shares are not made within 36 hours after such default, this Agreement (or the obligations of the several Underwriters to purchase the Option Shares, as the case may be) shall terminate without liability on the part of any non-defaulting Underwriter or the Company. In any such case either you or the Company shall have the right to postpone the Closing Date (or, in the case of the Option Shares, the Additional Closing Date), but in no event for longer than seven days, in order that the required changes, if any, in the Registration Statement and in the Prospectus or in any other documents or arrangements may be effected. For purposes of this paragraph, the term "Underwriter" includes any person substituted for a defaulting Underwriter. Any action taken under this paragraph shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

          11. If this Agreement shall be terminated by the Underwriters, or any of them, because of any failure or refusal on the part of the Company to comply with the terms or to fulfill the conditions of this Agreement, or if for any reason the Company shall be unable to perform its obligations under this Agreement or any condition of the Underwriters' obligations cannot be fulfilled, the Company agrees to reimburse the Underwriters or such Underwriters as have so terminated this Agreement with respect to themselves, severally, for all out-of-pocket expenses (including the fees and expenses of its counsel) reasonably incurred by the Underwriters in connection with this Agreement and the offering contemplated hereunder.

          12. This Agreement shall inure to the benefit of and be binding upon the Company, the Selling Shareholders, the Underwriters, each affiliate of any Underwriter which assists such Underwriter in the distribution of the Shares, any controlling persons referred to herein and their respective successors, assigns, executors, administrators and heirs. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any other person, firm or corporation any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. No purchaser of Shares from any Underwriter shall be deemed to be a successor merely by reason of such purchase.

          13. Any action by the Underwriters or the Representatives hereunder may be taken by the Representatives jointly or by J.P. Morgan Securities Inc. on behalf of the Underwriters or the Representatives, and any such action taken by the Representatives jointly or by J.P. Morgan Securities Inc. shall be binding upon the Underwriters. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Underwriters shall be given to the Representatives, c/o J.P. Morgan Securities Inc., 60 Wall Street, New York, New York 10260 (telefax: (212) 483-2323); Attention: Syndicate Department. Notices to the Company shall be given to it at ShopNow.com Inc., 411 First Avenue South, Suite 200N, Seattle, Washington 98104 (telefax: (206) 223-2324); Attention: Dwayne M. Walker. Notices to the Selling Shareholders shall be given to ShopNow.com Inc., 411 First Avenue South, Suite 200N, Seattle, Washington 98104 (telefax: (206) 223-2324); Attention: Alan Koslow, General Counsel.

          14. This Agreement may be signed in counterparts, each of which shall be an original and all of which together shall constitute one and the same instrument.

          15. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

         If the foregoing is in accordance with your understanding, please sign and return four counterparts hereof.

                                      Very truly yours,

                                      SHOPNOW.COM INC.

                                      By:
                                          --------------------------------------
                                          Name:
                                          Title:

                                      The Selling Shareholders named in Schedule
                                          II hereto, acting severally

                                      By:
                                          --------------------------------------
                                          Alan Koslow
                                          Attorney-in-Fact

                                      By:
                                          --------------------------------------
                                          William H. Bromfield
                                          Attorney-in-Fact

Accepted: February __, 2000

J.P. MORGAN SECURITIES INC.
CIBC WORLD MARKETS CORP.
PAINEWEBBER INCORPORATED
U.S. BANCORP PIPER JAFFRAY

Acting severally on behalf of themselves and the several Underwriters listed in Schedule I hereto.

By:   J.P. MORGAN SECURITIES INC.

By:
   --------------------------------------
   Name:
   Title:

                                                                      SCHEDULE I


                                                                           NUMBER OF SHARES
                    UNDERWRITER                                            TO BE PURCHASED
                    -----------                                            ----------------
J.P. Morgan Securities Inc.............................................

CIBC World Markets Corp................................................

PaineWebber Incorporated...............................................

U.S. Bancorp Piper Jaffray ............................................

                                                                               ----------

         Total                                                                 10,000,000
                                                                               ==========

                                                                   SCHEDULE II


                                                                  NUMBER OF SHARES
                        SELLING SHAREHOLDER                         TO BE SOLD
                        -------------------                       ----------------
24/7 Media, Inc.                                                      500,000
1250 Broadway
28th Floor
New York, NY 10001

Dwayne M. Walker                                                      262,000
c/o ShopNow.com, Inc.
411 First Avenue South
Suite 200 North
Seattle, WA 98104

Environmental Private Equity Fund II, L.P.                             125,000
c/o Bret Maxwell
c/o First Analysis Corporation
The Sears Tower
Suite 950
233 South Wacker Drive
Chicago, IL 60606

The Productivity Fund III, L.P.                                        125,000
c/o Bret Maxwell
c/o First Analysis Corporation
The Sears Tower
Suite 950
233 South Wacker Drive
Chicago, IL 60606

Wayne Gilpin                                                           75,000
c/o Madison Securities
105 West Madson Street
Chicago, IL 60602

Ganapathy Krishnan, Ph.D.                                              75,000
c/o ShopNow.com, Inc.
411 First Avenue South
Suite 200 North
Seattle, WA 98104



William Pittman                                                        75,000
c/o ShopNow.com, Inc.
411 First Avenue South
Suite 200 North
Seattle, WA 98104

Othniel Palomino                                                       75,000
c/o ShopNow.com, Inc.
411 First Avenue South
Suite 200 North
Seattle, WA 98104

Qwest Communications Corporation                                       70,000
Qwest Tower, 15th Floor
555 17th Street
Denver, CO 80202
Attn: Mark C. Weisberg
Senior Vice President Corporate Development

Mark C. McClure                                                        43,000
c/o ShopNow.com, Inc.
411 First Avenue South
Suite 200 North
Seattle, WA 98104

Alan D. Koslow                                                         25,000
c/o ShopNow.com, Inc.
411 First Avenue South
Suite 200 North
Seattle, WA 98104